SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☑                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Joint Additional Materials

☐	Soliciting Material Under Rule 14a-12

PIMCO Corporate & Income Opportunity Fund

PIMCO Corporate & Income Strategy Fund

PIMCO Dynamic Credit Income Fund

PIMCO Dynamic Income Fund

PIMCO Global StocksPLUS® & Income Fund

PIMCO High Income Fund

PIMCO Income Opportunity Fund

PIMCO Strategic Income Fund, Inc.

PIMCO California Municipal Income Fund

PIMCO California Municipal Income Fund II

PIMCO California Municipal Income Fund III

PIMCO Municipal Income Fund

PIMCO Municipal Income Fund II

PIMCO Municipal Income Fund III

PIMCO New York Municipal Income Fund

PIMCO New York Municipal Income Fund II

PIMCO New York Municipal Income Fund III

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

June 9, 2014

IMPORTANT NOTICE

REGARDING YOUR INVESTMENT

PIMCO SPONSORED CLOSED-END FUNDS

ACTION REQUESTED

To our shareholders:

The Board of Trustees/Directors of your PIMCO Sponsored Closed-End Fund(s) (each, a “Fund,” and together, the “Funds”) is requesting that shareholders voice their opinion on the matter to be voted on at the next Special Meeting of Shareholders.

YOUR VOTE IS IMPORTANT. OUR RECORDS INDICATE THAT YOU HAVE NOT YET VOTED ON THE PROPOSAL. PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE.

The Special Meeting of Shareholders originally scheduled to occur on June 9, 2014 was adjourned to July 10, 2014 due to insufficient responses from shareholders. The Special Meeting of Shareholders will be reconvened at the offices of PIMCO, at 1633 Broadway, between West 50th and West 51st Streets, 42nd Floor, New York, New York 10019, on July 10, 2014, at 2:00 P.M., Eastern Time.

Shareholders are given the opportunity to vote on the matter set forth at a shareholder meeting in order to collectively approve or disprove the item on the agenda. The polls are still open for your Fund(s), so the opportunity to voice your opinion on the proposal listed below and outlined on the attached proxy card is now.

Shareholders are asked to consider and VOTE on the following matter:

•	To approve the Investment Management Agreement between the Funds and Pacific Investment Management Company LLC.

Information regarding the Special Meeting and the proposal can be found in the proxy statement. For assistance in voting your shares please call (877) 361-7967.

Why am I being asked to vote?

Your vote is very important and can make a difference in the governance and management of the Fund(s). Your vote can help ensure that the proposal recommended by the Board can be implemented.

Why are the Board and PIMCO recommending this change in the Fund’s Management Structure at this time?

The proposal is a natural next step in the broader PIMCO/Allianz Global Investors reorganization effort initiated in 2012, which was designed to allow for clearer branding and product differentiation between PIMCO and Allianz Global Investors for intermediaries, clients and the investing public to allow for greater focus and exposure for the breadth and strength of products of both the PIMCO and Allianz Global Investors brands worldwide.

What are the expected benefits to shareholders of moving to the new PIMCO-only management structure?

The Board and PIMCO believe that the Funds’ Shareholders will benefit by moving to a PIMCO-only management structure. This is because PIMCO can offer the Funds an integrated set of high-quality investment management, administrative and distribution/aftermarket support services under a single platform, which we believe will allow for greater efficiencies and enhanced coordination among various investment management and administrative functions.

PROXY VOTING OPTIONS

1. MAIL your signed and voted proxy back in the postage paid envelope provided

2. ONLINE at www.proxyvote.com and enter your control number found on the enclosed voting form

3. By PHONE when you call the toll-free number indicated on the enclosed voting form

4. By PHONE with a live operator when you call toll-free 1-877-361-4967 Monday through Friday 9 a.m. to 10 p.m. Eastern Time

44060966_1

PIMCO Closed-End Funds Any Vote Adjournment Script (ADJOURNMENT ANY VOTE)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

The reason for my call is to inform you that a special meeting of shareholders of (NAME OF RELEVANT PIMCO CLOSED-END FUND) that was scheduled to take place on June 9, 2014 has now been adjourned to July 10, 2014 due to a lack of shareholder participation.

The Board has given us the authorization to record your voting instructions by phone and is unanimously recommending a vote “FOR”:

PIMCO Closed-End Fund: the Proposal, but you may also cast an “Against” or “Abstain” vote.

It is very important that your shares are represented to help avoid additional adjournments.

Would you like to vote “For”, “Against” or “Abstain”?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we come across any additional shares you own with a PIMCO Closed-End Fund before the meeting takes place, would you like to vote those shares in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of your voting instructions within 3 to 5 business days. Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation. Mr. /Ms.                     , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

If the shareholder would not like to have his/her vote recorded:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is important. Please fill out and return your proxy card at your earliest convenience. You can also vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a good (morning, afternoon, evening).

FOR INTERNAL DISTRIBUTION ONLY